UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C. 20549


                          FORM 8-K

                      CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): October 31, 2005



                         Lawrence Consulting Group, Inc.
             (Exact name of registrant as specified in its charter)

  Delaware                          000-50956                     20-0653570
---------------------------      ------------------------     -----------------
 (State or other jurisdiction     (Commission File Number)    (I.R.S. Employer
   of incorporation)                                         Identification No.)




                        445 Central Avenue, Suite 305,
                         Cedarhurst, New York  11516
                       ------------------------------------------
                        (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:      (516) 374 5392

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]   Written communications  pursuant to Rule 425 under the Securities Act
         (17CFR 230.425)

[    ]  Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
        CFR 240.14a-12)

[    ]  Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the
        Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
        Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Definitive Material Agreement

     On October 31, 2005, Lawrence Consulting Group, Inc. (the "Company") entered into a plan and agreement of merger (the "Plaza Agreement"), among the Company, Plaza Acquisition Corp., a wholly-owned subsidiary of the Company, Plaza Consulting Group, Inc. ("Plaza") and Elizabeth Plaza, the sole stockholder of Plaza. Pursuant to the agreement, Plaza Acquisition Corp. will be merged into Plaza, with the result that Plaza will become a wholly-owned subsidiary of the Company, and Ms. Plaza, as the present sole stockholder of Plaza, will receive:

     -    $10,000,000 cash at the closing;

     - Three payments, each in the amount of $2,750,000, payable on the first, second and third anniversaries of the closing date; and

     -        1,150,000 shares of the Company's common stock at the closing.

     As a condition to closing, Plaza is to have a net tangible book value of not less than $5,500,000, of which at least $2,000,000 is in cash.

     The Company does not presently have the cash to make the cash payment due on closing. The Company is seeking to raise the cash necessary to provide it was the funds to make the $10,000,000 payment due to Ms. Plaza through the sale of a new series of preferred stock.

     At the closing, all of the present officers and directors will resign from their respective positions, except that Mr. Dov Perlysky, who is president and a director, will resign as an officer, but will continue as a director. Also at the closing, the Company will elect four other board members, one of whom will be Ms. Plaza and the others three will be independent directors. In addition, Ms. Plaza will enter into a three-year contract pursuant to which she will continue to serve as the Company's chief executive officer for 18 months and as a consultant to the Company for 18 months thereafter.

     The Plaza agreement also includes as closing conditions the termination of all outstanding options issued by Plaza, and the grant by the Company of incentive stock options to purchase an aggregate of 1,400,000 shares of common stock.

     The Plaza Agreement also provides that, at the closing, the Company will issue 600,000 shares of common stock and warrants to purchase 2,500,000 shares of common stock with an exercise price of $.06 per share to San Juan Holdings, Inc., the investment banker for Plaza and Ms. Plaza. The Company will provide certain demand and piggyback registration rights to Ms. Plaza and San Juan Holdings covering the shares of common stock to be issued to them at the closing and the shares issuable upon exercise of the warrants issuable to San Juan Holdings.

     The Company's board of directors also approved a two-for-one stock distribution which will become effective at or about the time of the closing under the Plaza agreement. All reference to numbers of shares and per share prices give effect to such stock distribution.

Section 9.01 Financial Statements and Exhibits.

         (d)      Exhibits

     2. Agreement and plan of reorganization dated October 31, 2005, by and among the Company, Plaza Acquisition Corp., Plaza Consulting Group, Inc. and Elizabeth Plaza. The exhibits and schedules are listed in the agreement and will be provided to the Commission on request.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            LAWRENCE CONSULTING GROUP, INC.
                                                    (Registrant)


Date: November 3, 2005                     /s/ Dov Perlysky
                                     ---------------------------------------
                                               Dov Perlysky
                                               Chief Executive Officer